Exhibit 10.5

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential, as indicated by the marking “[REDACTED]”.

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of May 29, 2025, is entered into between Camerry New Material Tech Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and each purchaser identified in Exhibit A and on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers entered into a share purchase agreement dated November 21, 2024 (the “Share Purchase Agreement”) for the issue, offer and sale by the Company to the Purchasers of new Class A Ordinary Shares set forth in Exhibit A to the Share Purchase Agreement.

WHEREAS, the Company and the Purchasers wish to amend the payment schedule for the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendment of Exhibit A. Exhibit A to the Share Purchase Agreement shall be amended and replaced entirely by the Exhibit A to this Agreement.

2.            Other Terms Unchanged. The Share Purchase Agreement, as amended by this Agreement, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Share Purchase Agreement after the date of this Agreement is deemed to be a reference to the Share Purchase Agreement as amended by this Agreement. If there is a conflict between the terms of this Agreement and the Share Purchase Agreement, the terms of this Agreement shall control. No forbearance or waiver may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of the Company under the Share Purchase Agreement, as in effect prior to the date hereof.

3.            Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

4.            Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.            Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and any county thereof, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Purchaser, HK Zhongzhao Investment Group Co Limited

By /s/ Jiahui Cheng

Name: Jiahui Cheng

Title: Director

Contact details for notices:

Address: ROOM 602,6/F,KAI YUE COMMERCIAL BUILDING,NO.2C,ARGYLE STREET,MONGKOK KOWLOON,HONG KONG

Attention: Jiahui Cheng

Email: [REDACTED]

Purchaser, HK Jun Hao Capital Management Co., Limited

By /s/ Shanna Li

Name: Shanna Li

Title: Director

Contact details for notices:

Address: ROOM 602,6/F,KAI YUE COMMERCIAL BUILDING,NO.2C,ARGYLE STREET,MONGKOK KOWLOON,HONG KONG

Attention: Shanna Li

Email: [REDACTED]

Company, Camerry New Material Tech Limited

By /s/ Wenyu Lin

Name: Wenyu Lin

Title: Director

Contact details for notices:

Address: Shouzhi Road, Songxia Town, Binhai Industrial Zone, Changle District, Fuzhou City,

Fujian Province, PRC, 350217

Attention: Wenyu Lin

Email: [REDACTED]; [REDACTED]; and [REDACTED]

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st floor, New York, NY 10036

Attn: Huan Lou, E-mail: [REDACTED]

[Signature page to the amendment agreement]

EXHIBIT A

PURCHASERS AND PAYMENT

	Purchaser’s name, jurisdiction of incorporation and address:	Number of new Class A Ordinary Shares subscribed for:	Purchase price per share	Periodic Payments by each Purchaser	Total subscription amount
1.	HK Zhongzhao Investment Group Co Limited, a company incorporated with limited liability in Hong Kong. Business registration number: 75272210	1,439,033	Approximately US$0.80	US$576,850 on or before July 31, 2025, US$576,850 on or before August 31, 2025, payable to the bank account designated by the Company.	US$1,153,700
2.	HK Jun Hao Capital Management Co., Limited, a company incorporated with limited liability in Hong Kong. Business registration number: 75272155	719,516	Approximately US$0.80	US$288,450 on or before July 31, 2025, US$288,450 on or before August 31, 2025, payable to the bank account designated by the Company.	US$576,900
	Total	2,158,549			US$1,730,600